EXHIBIT 10.1

SECOND AMENDMENT

THIS SECOND AMENDMENT dated as of December 4, 2003 (this “Amendment”) is to the Credit Agreement (as amended, the “Credit Agreement”) dated as of February 25, 2003 among LITHIA MOTORS, INC. (the “Company”), various financial institutions (the “Lenders”) and DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, as agent for the Lenders (the “Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1  AMENDMENTS.  Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below):

1.1          (a) The following definitions shall be added to Section 1.1 of the Credit Agreement, each in its appropriate alphabetical position:

Floor Plan Business means Floor Plan Financing provided or to be provided by any Person in respect of New Motor Vehicles and/or Auction Motor Vehicles.

Provider – see Section 13.17, as amended hereafter.

Second Amendment Effective Date means December 4, 2003.

(b)  The definition of Interest Rate in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

Interest Rate means, for each day, a rate per annum equal to the sum of (a) (i) in the case of any day from and including the first day of each calendar month through and including the 15th day of such calendar month, the Eurodollar Rate for the first day of such calendar month and (ii) in the case of any day from and including the 16th day of each calendar month through and including the last day of such calendar month, the Eurodollar Rate for the 16th day of such calendar month plus (b) (i) to the extent that the Revolving Outstandings are less than or equal to the Borrowing Base, a margin of two and three-quarters percent (2.75%) per annum and (ii) to the extent that the Revolving Outstandings exceed the Borrowing Base, a margin of three and one-half percent (3.50%) per annum (with the determination of such Borrowing Base to be effective as of the first day of the calendar month during which the Borrowing Base Certificate is delivered).  The foregoing margins may be adjusted at any time in the Agent’s sole and absolute

Second Amendment

discretion upon 90 days’ prior written notice from the Agent to the Company; provided that (i) no reduction in such margins shall be permitted without the prior written consent of each Lender, (ii) no more than one such adjustment may be made during any period of twelve consecutive months and (iii) no such notice may be delivered until the date which is 90 days prior to the first anniversary of the Closing Date.  Notwithstanding the foregoing, (i) at any time an Event of Default exists under Section 11.1.1 or 11.1.4, if requested by the Required Lenders, the applicable margin shall be increased by two percent (2.00%) per annum and (ii) at any time an Event of Default exists other than an Event of Default under Section 11.1.1 or 11.1.4, if requested by the Required Lenders, the applicable margin shall be increased by one percent (1.00%) per annum.  For purposes of this definition, “Eurodollar Rate” means, for any day, the rate of interest (rounded upwards, if necessary, to the next 1/16th of 1%) published in The Wall Street Journal (Midwest Edition) on such day (or if not published on such day, for the immediately preceding day on which it was published) in its “Money Rates” column as the one-month London Interbank Offered Rate for Dollar-denominated deposits (if The Wall Street Journal ceases to publish such a rate or substantially changes the methodology used to determine such rate, then the rate shall be otherwise independently determined by the Agent from an alternate source selected by the Agent in its sole discretion or determined by the Agent on a basis substantially similar to the methodology used by The Wall Street Journal on the date of this Agreement).  If the Company fails to deliver any Borrowing Base Certificate required by Section 9.1.6 by the 45th day after any Fiscal Quarter, then, from the first day of the month during which such Borrowing Base Certificate was required to be delivered until the first day of the month during which such Borrowing Base Certificate is actually delivered, the first $50,000,000 of Revolving Loans shall bear interest at an Interest Rate determined pursuant to clause (b)(ii) above, but subject to the fourth sentence of this definition.

1.2          Section 2.2 of the Credit Agreement shall be amended by inserting the following sentence after the final sentence thereof:

“The Company may not use the Agent’s electronic funds transfer system to fund any borrowings under this Agreement.”

1.3          Section 5.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

5.1           Agent’s Fee.  Each Lender hereto that is not DCSNA acknowledges and agrees that the Agent may deduct from interest payments received by it from the Company an amount equal to 0.15% per annum of the daily unpaid principal amount of the Loans of such Lender.  All fees under this Section are nonrefundable.

1.4          Section 7.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

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7.1           Making of Payments.  All payments of principal of or interest on the Notes, and of all fees, shall be made by the Company to the Agent in immediately available funds at the office specified by the Agent not later than 2:00 p.m., Detroit time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the following Business Day.  For purposes of the preceding sentence, “in immediately available funds” shall mean (a) with respect to payments of principal of the Notes, by federal wire transfer and (b) with respect to payments of interest on the Notes and payments of all fees, by federal wire transfer or by the Agent’s electronic funds transfer system (in accordance with written instructions provided by the Agent to the Company).  The Agent shall remit to each Lender its share of all such payments received in collected funds by the Agent for the account of such Lender (x) on the same Business Day it has received any payment in respect of principal and (y) no later than the Business Day after it has received any payment in respect of interest or fees.

1.5          Section 9.7(i) of the Credit Agreement shall be amended by (x) deleting the words “or Toyota Motor Credit Corporation” therein and (y) substituting the word “or” for the comma immediately following the words “General Motors Acceptance Corporation” therein.

1.6          Section 9.7(j) of the Credit Agreement shall be amended by inserting the words “or Toyota Motor Credit Corporation” immediately after the term “DCSNA” therein.

1.7          Section 9.7(k) of the Credit Agreement shall be amended by (x) inserting the words “and Toyota Motor Credit Corporation” immediately after each reference to the term “DCSNA” therein and (y) substituting the word “have” for the word “has” therein.

1.8          Section 9.8(d) of the Credit Agreement shall be amended by inserting the words “and improvements thereon” at the end of clause (ii) thereof.

1.9          Section 9.8(h) of the Credit Agreement shall be amended by (x) substituting the word “for” for the word “with” therein and (y) substituting the words “is providing financing” for the words “is affiliated” therein.

1.10        Section 9.20(h) of the Credit Agreement shall be amended by (x) deleting the existing text therein and (y) substituting “[INTENTIONALLY LEFT BLANK]” therefor.

1.11        Section 9.20 of the Credit Agreement shall be amended by substituting the designation “(c) or (g)” for the designation “(c), (g) or (h)” in clause (y) of the proviso therein.

1.12        Section 11.2 of the Credit Agreement shall be amended by substituting the term “Cash Collateral” for the words “cash collateral” each place where they appear therein.

1.13        Section 13.17 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

13.17       DCSNA and Toyota Motor Credit Corporation Right of First Refusal on Floor Plan Financing.  No Automobile Dealership shall obtain any Floor Plan Financing

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from any Person other than DCSNA or Toyota Motor Credit Corporation (other than Floor Plan Financings permitted under Section 9.7(i)) unless and until it shall have submitted a request in writing to each of DCSNA and Toyota Motor Credit Corporation (each, a “Provider”) that each Provider provide such Floor Plan Financing on terms consistent with the terms of the Floor Plan Financing at the time provided by such Provider to the Company and the other Automobile Dealerships and provided a reasonable opportunity to each Provider to provide such financing and each Provider shall have declined to provide the same.  For purposes hereof, a Provider will be deemed to have declined to provide any Floor Plan Financing requested by an Automobile Dealership in writing if it shall have failed to respond to such Automobile Dealership within ten Business Days of receiving such written request.  If each Provider declines to provide any such requested Floor Plan Financing, the Automobile Dealership that requested the same may then obtain such requested Floor Plan Financing from another Person.

1.14        Schedule 2.1 to the Credit Agreement shall be replaced by Schedule 2.1 hereto.

1.15        Schedule 13.3 of the Credit Agreement shall be amended by inserting the following text at the end thereof:

TOYOTA MOTOR CREDIT CORPORATION, as a Lender

Notices of Borrowing and All Other Notices

19001 South Western Avenue

Torrance, CA  90509-2958

Attention:  Reid Boozer
Telephone: (310) 468-4791
Facsimile: (310) 381-7794

SECTION 2  REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that:  (a) the representations and warranties made in Section 8 of the Credit Agreement are true and correct on and as of the Amendment Effective Date (as defined below) with the same effect as if made on and as of the Amendment Effective Date (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Closing Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the “Amended Credit Agreement”) (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any governmental authority and (iv) do not and will not contravene or conflict with any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any of its Subsidiaries or of any provision of the

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certificate of incorporation or bylaws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any of its Subsidiaries; and (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 3  EFFECTIVENESS.  The amendments set forth in Section 1 above shall become effective as of such date (the “Amendment Effective Date”) when the Agent shall have received (a) a counterpart of this Amendment executed by the Company and the Lenders (or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party) and (b) each of the following documents, each in form and substance satisfactory to the Agent:

3.1          Reaffirmation.  A counterpart of the Reaffirmation of Loan Documents, substantially in the form of Exhibit A, executed by each Loan Party other than the Company.

3.2          Assignment Agreement.  A counterpart of an Assignment Agreement, substantially in the form of Exhibit B, executed by DCSNA, Toyota Motor Credit Corporation, the Agent and the Company.

3.3          Amended and Restated Intercreditor Agreement.          A counterpart of the Amended and Restated Intercreditor Agreement, substantially in the form of Exhibit C, executed by  DCSNA, Toyota Motor Credit Corporation, Ford Motor Credit Company and General Motors Acceptance Corporation.

3.4          Other Documents.  Such other documents as the Agent or any Lender may reasonably request.

SECTION 4  MISCELLANEOUS.

4.1          Continuing Effectiveness, etc.  As hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  As of the Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the “Credit Agreement” or similar terms shall refer to the Amended Credit Agreement.

4.2          Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

4.3          Expenses.  The Company agrees to pay the reasonable costs and expenses of the Agent (including reasonable fees and disbursements of counsel, including, without duplication, the allocable costs of internal legal services and all disbursements of internal legal counsel) in connection with the preparation, execution and delivery of this Amendment.

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4.4          Governing Law.  This Amendment shall be a contract made under and governed by the laws of the State of Michigan applicable to contracts made and to be wholly performed within the State of Michigan.

4.5          Successors and Assigns.  This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

4.6          Termination of Letter Agreement Regarding Section 13.17 of the Credit Agreement.  The Company and DCSNA hereby agree that as of the Amendment Effective Date the letter agreement dated as of February 25, 2003 by and between the Company and DCSNA regarding Section 13.17 of the Credit Agreement is terminated.

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Delivered as of the day and year first above written.

LITHIA MOTORS, INC.

By:	/s/ Jeffrey B. DeBoer
Title:	Senior VP and CFO

DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, as the Agent, as the Issuing Lender and as a Lender

By:	/s/ M. L’Archer
Title:	Director, Dealer Credit

TOYOTA MOTOR CREDIT CORPORATION, as a Lender

By:	/s/ D. M. Taylor
Title:	Corporate Mgr. Dealer Relations

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SCHEDULE 2.1

LENDERS AND PRO RATA SHARES

Lender	Pro Rata Share of Revolving Commitment Amount	Pro Rata Share
DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC	$125,000,000	62.5%
TOYOTA MOTOR CREDIT CORPORATION	$75,000,000	37.5%
TOTALS	$200,000,000	100%

EXHIBIT A

FORM OF REAFFIRMATION

December 4, 2003

DaimlerChrysler Services North

America LLC, as the Agent

and the Lenders party

to the Credit Agreement

referred to below

27777 Inkster Road

Farmington Hills, Michigan 48334

Attn: Michele Nowak

Re:  Reaffirmation of Loan Documents

Ladies and Gentlemen:

Please refer to:

(a)           The Security Agreement dated as of  February 25, 2003 (the “Security Agreement”) among Lithia Motors, Inc. (the “Company”), its subsidiaries and DaimlerChrysler Services North America LLC in its capacity as Agent (in such capacity, the “Agent”);

(b)           The Guaranty dated as of February 25, 2003 (the “Guaranty”) executed in favor of the Agent and various other parties by all subsidiaries of the Company; and

(c)           The Pledge Agreement dated as of February 25, 2003 (the “Pledge Agreement”) executed by the Company and certain of its subsidiaries.

Each of the undersigned acknowledges that the Company, the Lenders and the Agent have executed the Second Amendment (the “Second Amendment”) to the Credit Agreement dated as of February 25, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms not otherwise defined herein have the meanings given in the Credit Agreement.

Each of the undersigned hereby confirms that the Security Agreement, the Guaranty, the Pledge Agreement and each other Loan Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Second Amendment and that, upon such effectiveness, all references in each Loan Document to the “Credit Agreement” shall be references to the Credit Agreement, as amended by the Second Amendment.

Reaffirmation of Loan Documents

This letter agreement may be signed in counterparts and by the various parties on separate counterparts.  This letter agreement shall be governed by the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State.

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HUTCHINS EUGENE NISSAN, INC.
HUTCHINS IMPORTED MOTORS, INC.
LGPAC, INC.
LITHIA AUTO SERVICES, INC.
LITHIA BNM, INC.
LITHIA DE, INC.
LITHIA DM, INC.
LITHIA HPI, INC.
LITHIA KLAMATH, INC.
LITHIA LAC, INC.
LITHIA MEDFORD HON, INC.
LITHIA MOTORS SUPPORT SERVICES, INC.
LITHIA MTLM, INC.
LITHIA OF ROSEBURG, INC.
LITHIA RENTALS, INC.
LITHIA ROSE-FT, INC.
LITHIA SOC, INC.
SATURN OF SOUTHWEST OREGON, INC.
LITHIA CHRYSLER JEEP OF ANCHORAGE, INC.
LITHIA IMPORTS OF ANCHORAGE, INC.
LITHIA CIMR, INC.
LITHIA CJDB, INC.
LITHIA DC, INC.
LITHIA FMF, INC.
LITHIA FN, INC.
LITHIA FVHC, INC.
LITHIA JEF, INC.
LITHIA MMF, INC.
LITHIA NF, INC.
LITHIA OF ANCHORAGE, INC.
LITHIA TKV, INC.
LITHIA TR, INC.
LITHIA VWC, INC.
LITHIA VWPC, INC.
LITHIA CENTENNIAL CHRYSLER PLYMOUTH JEEP, INC.
LITHIA CHERRY CREEK DODGE, INC.
LITHIA COLORADO CHRYSLER PLYMOUTH, INC.
LITHIA COLORADO JEEP, INC.
LITHIA COLORADO SPRINGS JEEP CHRYSLER PLYMOUTH, INC.
LITHIA FOOTHILLS CHRYSLER, INC.
LITHIA OF THORNTON, INC.
LITHIA CB, INC.

LITHIA DB, INC.
LITHIA IB, INC.
LITHIA LMB, INC.
LITHIA FORD OF BOISE, INC.
LITHIA OF CALDWELL, INC.
LITHIA OF POCATELLO, INC.
LITHIA POCA-HON, INC.
LITHIA CD, INC.
LITHIA OF OMAHA, INC.
LITHIA MBO, INC.
LITHIA RENO SUB-HYUN, INC.
LITHIA SALMIR, INC.
LITHIA AUTOMOTIVE, INC.
LITHIA OF SIOUX FALLS, INC.
CAMP AUTOMOTIVE, INC.
LITHIA BC, INC.
LITHIA DC OF RENTON, INC.
LITHIA DODGE OF TRI-CITIES, INC.
LITHIA FTC, INC.
LITHIA IC, INC.
LITHIA OF SEATTLE, INC.
TC HON, INC.
LITHIA HYR, INC.
LITHIA CS, INC.
LITHIA OF FAIRFIELD, INC.
LITHIA OF SANTA ROSA, INC.
LITHIA OF VACAVILLE, INC.
LITHIA CCTF, INC.
LITHIA OF TWIN FALLS, INC.
LITHIA LMM, INC.
LITHIA OF MISSOULA, INC.
LITHIA OF OKLAHOMA, INC.
LITHIA OF BILLINGS, INC.
LITHIA OF SPOKANE, INC.
LITHIA OF FAIRBANKS, INC.

By:
Title:

LITHIA LP OF TEXAS, LLC
LITHIA GP OF TEXAS, LLC
By: Lithia Motors, Inc., Manager

By:
Title:

LITHIA LAC OF WASHINGTON, LLC
By:	Lithia LAC, Inc., Manager

By:
Title:

LITHIA SH, LLC

By:
Title:

SOE, LLC
By:	Lithia SH, LLC, Manager

By:
Title:

LITHIA VS, LLC
By: Camp Automotive, Inc., Manager

By:
Title:

LITHIA CJDBS, L.P.
LITHIA CJDO, L.P.
LITHIA CJDSA. L.P.
LITHIA CM, L.P.
LITHIA CO, L.P.
LITHIA CSA, L.P.
LITHIA DMID, L.P.
LITHIA DSA, L.P.
LITHIA HMID, L.P.
LITHIA NSA, L.P.
LITHIA OF GRAPEVINE, L.P.
By: Lithia GP of Texas, LLC, General Partner
By: Lithia Motors, Inc., Manager

By:
Title:

LRE SPRINGFIELD, LLC
By: Lithia Real Estate, Inc., Manager

By:
Title:

ACKNOWLEDGED AND AGREED
as of the date first written above

DAIMLERCHRYSLER SERVICES NORTH
AMERICA, LLC, as the Agent

By:
Title:

EXHIBIT B

ASSIGNMENT AGREEMENT

Date:  December 4, 2003

To:          Lithia Motors, Inc.

and

DaimlerChrysler Services North America LLC, as Agent

Re:  Assignment under the Credit Agreement referred to below

Ladies and Gentlemen:

Please refer to Section 13.9.1 of the Credit Agreement, dated as of February 25, 2003 (as amended or otherwise modified from time to time, the “Credit Agreement”) among Lithia Motors, Inc. (the “Company”), various financial institutions and DaimlerChrysler Services North America LLC, as agent (in such capacity, the “Agent”).  Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

DCSNA (the “Assignor”) hereby sells and assigns to Toyota Motor Credit Corporation (the “Assignee”), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Credit Agreement as of the date hereof equal to  37.5% of the Assignor’s Loans, Letters of Credit and Commitments, such sale, purchase, assignment and assumption to be effective as of December 4, 2003, or such later date on which the Company and the Agent shall have consented hereto, to the extent such consents are required (the “Effective Date”).  After giving effect to such sale, purchase, assignment and assumption, the Assignee’s and the Assignor’s respective Commitments and Pro Rata Shares for purposes of the Credit Agreement will be as set forth below their names on the signature pages hereof.

The Assignor hereby instructs the Agent to make all payments from and after the Effective Date in respect of the interest assigned hereby directly to the Assignee.  The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date are the property of the Assignor, and not the Assignee, provided that the Assignor agrees to pay to the Assignee on the Effective Date an amount equal to $17,054.94 representing the Pro Rata Share of the Assignee in the fees previously paid by the Company pursuant to Section 5.2 of the Credit Agreement for the period from the Effective Date to the first anniversary of the Closing Date (the “TMCC Facility Fee”).  The Assignee agrees that, upon receipt of any such interest or fees (other than the TMCC Facility Fee), the Assignee will promptly remit the same to the Assignor.

The Assignee hereby confirms that it has received a copy of the Credit Agreement and the exhibits thereto, together with copies of the documents which were required to be delivered

Assignment Agreement

under the Credit Agreement as a condition to the making of the initial extensions of credit thereunder.  The Assignee acknowledges and agrees that it (i) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Commitment been granted and its Loans been made directly to the Company without the intervention of the Agent, the Assignor or any other Lender and (ii) has made and will continue to make, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement.  The Assignee further acknowledges and agrees that neither the Agent nor the Assignor has made any representation or warranty about the creditworthiness of the Company or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.  This assignment shall be made without recourse to the Assignor.

The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.

The Assignee represents and warrants to the Company and the Agent that, as of the date hereof, the Company will not be obligated to pay any greater amount under Section 7.6 of the Credit Agreement than the Company is obligated to pay to the Assignor under such Section.

Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

(a)           the Assignee (i) shall be deemed automatically to have become a party to the Credit Agreement and to have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto; and

(b)           the Assignor shall be released from its obligations under the Credit Agreement to the extent specified in the second paragraph hereof.

The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment:

(A)	Institution Name:	Toyota Motor Credit Corporation
	Address:	19001 South Western Avenue
Torrance, CA 90509-2958
	Attention:	Reid Boozer
	Telephone:	(310) 468-4791
	Facsimile:	(310) 381-7794

(B)	Payment Instructions: Bank: Bank of America, N.A., Concord CA
ABA#:
Account #:
	Account Name:	TMCC
	Attention: Ref:	Lithia

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Please evidence your receipt hereof and your consent to the sale, assignment, purchase and assumption set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.

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TOYOTA MOTOR CREDIT CORPORATION, as the Assignee

By:
Title:

Commitment = $75,000,000
Pro Rata Share = 37.5%

DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, as the Assignor

By:
Title:

Commitment = $125,000,000
Pro Rata Share = 62.5%

Intercreditor Agreement

ACKNOWLEDGED AND CONSENTED TO
this 4th day of December, 2003

DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, as the Agent

By:
Title:

ACKNOWLEDGED AND CONSENTED TO
this 4th day of December, 2003

LITHIA MOTORS, INC., as the Company

By:
Title:

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